Page 16 of 33 Pages

                                TENDER AGREEMENT

          THIS TENDER  AGREEMENT (this  "Agreement") is made and entered into as
                                         ---------
of September 6, 2001, by and among Hewlett-Packard Company, a Delaware corporation (the "Buyer"), and each of the individuals listed on the signature
                  -----
pages hereto (each in his, her or its individual capacity, a "Shareholder," and, collectively, the "Shareholders").
                   ------------

          WHEREAS, each of the Shareholders is, as of the date hereof, the record and beneficial owner of common shares, par value NLG 0.04 per share, of Indigo N.V., a corporation organized under the laws of The Netherlands (the "Company," and such shares, the "Common Shares"), and the Common Shares subject
 -------                         -------------
to outstanding options, warrants or other rights, as set forth on the signature pages of this Agreement;

          WHEREAS, the Buyer and the Company concurrently herewith are entering into an Offer Agreement, dated as of the date hereof (the "Offer Agreement"),
                                                             ----------------
which provides, among other things, (i) for the Buyer or a Subsidiary of the Buyer, as promptly as practicable after the date hereof, to commence an exchange offer (the "Offer") to acquire all of the outstanding Common Shares of the
             -----
Company in exchange for either (x) shares of Buyer Common Stock or (y) shares of Buyer Common Stock plus CVRs, and (ii) for the subsequent post-closing reorganization to be accomplished upon the terms and subject to the conditions set forth in the Offer Agreement; and

          WHEREAS, as a condition to the willingness of the Buyer to enter into the Offer Agreement, and in order to induce the Buyer to enter into the Offer Agreement, each of the Shareholders has agreed (solely in his, her or its capacity as a shareholder of the Company) to enter into this Agreement.

          NOW, THEREFORE, in consideration of the execution and delivery by the Buyer of the Offer Agreement and the representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Certain  Definitions.  Capitalized  terms  used  but not  defined
               --------------------
herein shall have the meanings ascribed to such terms in the Offer Agreement. For purposes of this Agreement:

          (a)  "Shares" shall mean: (i) all securities of the Company (including
                ------
all Common Shares and all options, warrants and other rights to acquire Common Shares) owned by the Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Common Shares and all additional options, warrants and other rights to acquire Common Shares) of which the Shareholder acquires ownership during the period from the date of this Agreement through the Termination Date.

          (b)  "Termination  Date"  shall mean the earlier to occur of (i) valid
                -----------------
termination  of the Offer  Agreement  pursuant to Article VII thereof;  (ii) the

                                                             Page 17 of 33 Pages


Closing Time; or (iii) four months after the End Date as determined pursuant to the Offer Agreement (ignoring for this purpose any amendment to such agreement after the date hereof).

          (c)  Transfer.  A  Shareholder  shall be  deemed  to have  effected  a
               --------
"Transfer"  of Shares if such  Shareholder  directly  or  indirectly  (i) sells,
 --------
pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such Shares or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Shares or any interest therein.

          (d)  Representations  and Warranties of the  Shareholder.  Shareholder
               ---------------------------------------------------
hereby represents, warrants and covenants to the Buyer that Shareholder (i) is the beneficial owner of the Common Shares and the options, warrants and other rights to acquire Common Shares indicated on the signature pages of this Agreement, free and clear of any pledges, options, rights of first refusal, co-sale rights, attachments or other encumbrances other than as contemplated hereby and the Shareholders' Agreement, dated September 13, 2000, by and among the Company, the Buyer and the other Company Shareholders named therein; (ii) does not beneficially own any securities of the Company other than the Common Shares and options, warrants and other rights to acquire Common Shares of the Company indicated on the signature pages of this Agreement; (iii) has full power and authority to make, enter into and carry out the terms of this Agreement; and
(iv) the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby, will not (x) require the consent, waiver, approval, or authorization of any governmental authority or any other person or entity except as contemplated by the Offer Agreement; or (y) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Shareholder pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which the Shareholder is subject or by which the Shareholder or any of Shareholder's property or assets (other than the Company's assets, if any) is bound, in each case as would not materially adversely affect the Shareholder's obligations hereunder.

          SECTION 2. Agreement to Tender Shares. Each of the Shareholders hereby
                     --------------------------
agrees that such Shareholder shall tender, or if such Shareholder holds such shares through a broker, instruct the broker to tender, his, her or its Common Shares into the Offer promptly, and in any event no later than the tenth business day following the commencement of the Offer, pursuant to and in accordance with the terms of the Offer Agreement, and that such Shareholder shall not withdraw any Shares so tendered unless the Offer is terminated or has expired.

          SECTION 3. Transfer of the Shares.  Except as required herein, each of
                     ----------------------
the Shareholders hereby agrees that, at all times during the period from the date of this Agreement until the Termination Date, such Shareholder shall not cause or permit any Transfer of any of the Shares to be effected, unless each person to which any such Shares, or any interest therein, is or may be

                                                             Page 18 of 33 Pages

Transferred shall have (i) executed a counterpart of this Agreement; and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement.

          SECTION 4.  Certain  Events.  In the event of any stock  split,  stock
                      ---------------
dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Shares or the acquisition of additional Common Shares or other securities or rights of the Company by any Shareholder, the number of Shares shall be adjusted appropriately, and this Agreement and the rights and obligations hereunder shall attach to any additional Common Shares or other securities or rights of the Company issued to or acquired by any such Shareholder.

          SECTION 5. Certain Other  Agreements.  From and after the date of this
                     -------------------------
Agreement until the Termination Date, no Shareholder will, nor will any Shareholder authorize or permit any of such Shareholder's officers, directors, affiliates or employees or any investment banker, attorney, accountant, consultant or other agent, advisor or representative retained by such Shareholder to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal; (ii) engage or participate in any discussions or negotiations regarding, or furnish to any person any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any person that has made, or take any other action intended to assist or facilitate any inquiries or the making, submission, or announcement of any proposal that constitutes or would reasonably be expected to lead to, any Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, this section shall
                                                    --------
not apply to any person in his capacity as a director of the Company.

          SECTION  6.  Regulatory  Filings.  Each  of  the  Shareholders  hereby
                       -------------------
covenants and agrees, to the extent that such Shareholder is required to do so under applicable laws or regulations, (i) to file or cause to be filed with the FTC and the DOJ the notifications and other information required to be filed by such Shareholder under the HSR Act with respect to the Offer and the transactions contemplated thereby; and (ii) to make any other Foreign Filings required by such Shareholder of which it is aware with respect to the Offer and the transactions contemplated thereby. Such Shareholder shall pay all filing fees and all other fees and expenses pursuant to any such filings made by such Shareholder that relate to such Shareholder's acquisition of Buyer Common Stock as a result of the Offer.

          SECTION  7.  Further  Assurances.  Each  of  the  Shareholders  hereby
                       -------------------
covenants and agrees to, upon the request of the Buyer, execute and deliver any additional documents and take such further actions as may be reasonably requested by the Buyer to carry out the provisions of this Agreement; provided,
                                                                       --------
that such action is consistent with, and does not create any obligations that extend the general scope of the provisions of this Agreement.

          SECTION 8. [INTENTIONALLY OMITTED]

                                                             Page 19 of 33 Pages

          SECTION 9. Legends.  If so requested by the Buyer,  Shareholder agrees
                     -------
to use its reasonable best efforts to place on the certificates representing the Shares a legend stating that they are subject to this Agreement.

          SECTION  10.  Termination.   Except  as  otherwise  provided  in  this
                        -----------
Agreement, this Agreement, and all rights and obligations of the parties hereunder, shall terminate and have no further force or effect immediately upon the Termination Date; provided, however, that Sections 12 and 13 shall survive
                      --------   -------
any termination of this Agreement.

          SECTION 11. Expenses.  All fees and expenses incurred by any one party
                      --------
hereto shall be borne by the party incurring such fees and expenses; provided, that if either party (i.e., the "initiating party") institutes any action
                                     -----------------
against the other party (i.e.,  the "target party") to enforce the terms of this
                                     ------------
Agreement, such target party shall pay reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs (collectively, "Costs"), incurred by the initiating party in connection with such action,
 -----
provided that the initiating party is successful in all material respects with respect to all claims (after all appeals) ("Material Success") in its action
                                               -----------------
against the target party.

          SECTION 12. Miscellaneous.
                      -------------

               (a) Severability. If any term, provision, covenant or restriction
                   ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               (b) Binding Effect and Assignment.  This Agreement and all of the
                   -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

               (c)  Amendments  and  Modification.  This  Agreement  may  not be
                    -----------------------------
modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (d) Specific  Performance;  Injunctive Relief. The parties hereto
                   -----------------------------------------
acknowledge that the Buyer shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Buyer upon any such violation, the Buyer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Buyer at law or in equity.

               (e)  Notices.  All notices and other  communications  pursuant to
                    -------
this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied,  sent  by  nationally-recognized  overnight  courier  or  mailed  by

                                                             Page 20 of 33 Pages

registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

             If to the Buyer:          Hewlett-Packard Company
                                       3000 Hanover Street
                                       Palo Alto, California 94304
                                       Attention: General Counsel
                                       Facsimile:  (650) 857-4837

             With copies to:           Wilson Sonsini Goodrich & Rosati
                                       Professional Corporation
                                       650 Page Mill Road
                                       Palo Alto, California 94304-1050
                                       Attention: Larry W. Sonsini, Esq.
                                                  Aaron J. Alter, Esq.
                                       Facsimile No.:  (650) 493-6811

                                       And

                                       Wilson Sonsini Goodrich & Rosati
                                       Professional Corporation
                                       One Market
                                       Spear Tower, Suite 3300
                                       San Francisco, California 94105
                                       Attention:  Steve L. Camahort, Esq.
                                       Facsimile No.:  (415) 947-2099

If to the Shareholder: To the address for notice set forth on the signature page hereof.

             With copies to:           Gibson, Dunn & Crutcher LLP
                                       200 Park Avenue
                                       New York, New York 10166-0193
                                       Attention:  Dennis J. Friedman, Esq.
                                                   Barbara L. Becker, Esq.
                                       Facsimile No.:  (212) 351-4035

                                             and

                                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       590 Madison Avenue
                                       New York, New York  10022
                                       Attention:  Patrick J. Dooley, Esq.
                                       Facsimile No.:  (212) 872-1002

                                                             Page 21 of 33 Pages

               (f)  Registered  Shares.  The  Company  agrees  that  each of the
                    ------------------
Shareholders shall receive Buyer Common Stock in the Offer that is registered on Form S-4.

               (g)  Governing  Law.  This  Agreement  shall be  governed  by and
                    --------------
construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereby irrevocably consents to the exclusive jurisdiction and venue of any court within the State of New York in connection with any matter based upon or arising out of this Agreement of the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives any covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

               (h)  Entire  Agreement.   This  Agreement   contains  the  entire
                    -----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

               (i) Effect of Headings.  The section headings are for convenience
                   ------------------
only and shall not affect the construction or interpretation of this Agreement.

               (j) Counterparts. This Agreement may be executed by facsimile and
                   ------------
in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


                  [Remainder of Page Intentionally Left Blank]

                                                             Page 22 of 33 Pages

          IN WITNESS WHEREOF, each of the Buyer and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                     HEWLETT-PACKARD COMPANY

                                     By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                     S-C INDIGO CV

                                     By:     S-C INDIGO II CV,
                                             its General Partner

                                     By:     S-C Graphics, Inc.,
                                             its General Partner
                                             Name:
                                             Title:

                                     Address:
                                                   ----------------------------

                                     ------------------------------------------

                                     ------------------------------------------

                                     Telephone:
                                                      -------------------------
                                     Facsimile No.:
                                                          ---------------------

                                     Shares beneficially owned:

                                                                 shares of
                                     ---------------------------
                                     Common Shares

                                                                 shares of
                                     ---------------------------
                                     Common Shares issuable upon
                                     the exercise of outstanding
                                     options, warrants or other
                                     rights.